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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

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
      MPSI Systems Limited........................................................................U.K. Corporation
      MPSI Australia Pty. Ltd................................................................Australia Corporation
      MPSI do Brasil............................................................................Brazil Corporation
      MPSI Systems K.K........................................................................Japanese Corporation
      MPSI Systems Pte. Ltd..................................................................Singapore Corporation
      Shanghai MPSI Software Inc...............................................................Chinese Corporation
      Management Planning Systems, Inc........................................................Oklahoma Corporation

      INACTIVE CORPORATIONS
      MPSI China Inc..........................................................................Delaware Corporation
      MPSI Surveys Inc........................................................................Oklahoma Corporation
      MPSI Systems Canada Inc.................................................................Canadian Corporation
      MPSI Systems GmbH.........................................................................German Corporation
      MPSI Systems SARL.........................................................................French Corporation
      Quest Systems International Inc.........................................................Delaware Corporation

      BRANCH OFFICES
         Seoul, South Korea.......................................................Branch of MPSI Systems Pte. Ltd.
         Johannesburg, South Africa.....................................Branch of Management Planning Systems Inc.
                                                                                (d/b/a MPSI Africa Inc.)
